Exhibit 10.27

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of the 1st day of June, 2014 (“Effective Date”), by and between At Glenwood, LLC, a Minnesota limited liability company (the “Lessor”), and Tamble Inc, LLC, a Deleware S Corp (the “Tenant”).

WITNESSETH:

1.           PREMISES; TERM; PARKING.

a.       Premises. In consideration of the obligation of Tenant to pay Base Rent (as hereinafter defined), Additional Base Rent (as hereinafter defined), Additional Rent (as hereinafter defined) and all other amounts payable by Tenant to Lessor hereunder (collectively, “Rent”), and in consideration of the other terms, conditions, provisions and covenants hereof (individually a “Provision” and collectively the “Provisions”), Lessor hereby demises and leases to Tenant, and Tenant hereby takes and leases from Lessor, certain premises (the “Premises”) situated within the County of Hennepin, State of Minnesota, consisting of 3 separate Buildings and Land, which for purposes of this Lease shall conclusively be deemed to contain [70,000] square feet of rentable space, of the Buildings commonly known as the At Glenwood Business Campus (the “Building”) located at 225, 301 & 305 Thomas Ave N, Minneapolis, Minnesota 55405, which Building is situated upon the real property legally described on Exhibit A hereto (together with the Building and the other improvements thereto, the “Project

b.       Term. The term of this Lease shall commence on June 1, 2014 (the “Commencement Date”), and shall continue thereafter for a term of sixty (60) months (hereinafter together with any agreed upon extension or renewal thereof called the “Lease Term”), subject to earlier termination as set forth herein. Tenant agrees that Tenant’s possession of the Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Base Rent and Additional Rent.

2.           ACCEPTANCE OF PREMISES. Tenant agrees that no representations respecting the condition, repair or suitably of the Premises for Tenant’s use and no promises to decorate, alter, repair or improve the Premises, either before or after the execution of this Lease, have been made by Lessor or its agents or employees unless they are contained in this Lease. In addition to and without limitation of the immediately preceding sentence, Tenant agrees that it is leasing the Premises on an “AS-IS”, “WHERE IS” and “WITH ALL FAULTS” basis, based upon its own judgment, and hereby disclaims any reliance upon any statement or representation whatsoever made by Lessor which is not expressly set forth in this Lease. LESSOR MAKES NO WARRANTY WITH RESPECT TO THE PREMISES, THE PROJECT OR ANY PART THEREOF, EXPRESS OR IMPLIED, AND TENANT HEREBY RELEASES LESSOR FROM ANY LIABILITY FOR CONSEQUENCIAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE PREMISES, THE PROJECT OR ANY PART THEREOF.

3.           BASE RENT.

a.           Base Rent. Commencing on April 1, 2013, Tenant shall pay Lessor as annual base rent for the Premises (“Base Rent”) for each year during the initial Lease Term, the sum of One Hundred Twenty Thousand and 00/100 Dollars ($120,000) (the “Annual Base Rent”) in equal monthly installments of Ten Thousand and 00/100 Dollars ($10,000) each (the “Monthly Base Rent”).

b.           Payment Terms. The Monthly Base Rent, Additional Base Rent and Additional Rent shall be payable in advance on the first day of each month during the Lease Term in lawful money of the United States, to Lessor at 225 Thomas Ave North Minneapolis, Minnesota 55405, or such other place as Lessor shall designate. All other amounts payable by Tenant to Lessor under this Lease, all of which shall be deemed additional rent, shall be paid to the Lessor in lawful money of the United States at the foregoing address. Tenant’s obligation to pay Rent is an independent covenant, and shall not be subject to any abatement, deduction, counterclaim, reduction, setoff or defense of any kind whatsoever.

c.           Pro Ration. In the event the Lease Term commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, or both, the Base Rent and Additional Rent, including any adjustments therein made in accordance with this Lease, payable during such first or last month, shall be adjusted on a pro rata basis.

4.           TAX COSTS AND OPERATING COSTS.

a.           Tax Costs. In addition to Base Rent, Tenant shall, each year during the Lease Term, pay to Lessor as Additional Rent (as defined below) and without any deductions, offsets or reductions whatsoever, all (i) Real Estate Taxes that are due and payable with respect to the Buildings and Land filed with Registrar of Titles, Hennepin County, Minnesota) in such year, (ii) all Real Estate Taxes that are included in the Common Area Costs and which are payable. Such payment by Tenant shall be paid at the same time as Monthly Base Rent in equal monthly installments, as estimated by Lessor, representing 1 /12 of the Tax Costs due and payable in any such year, which initially shall be estimated at a rate of $1.10 per square foot of rentable space in the Premises for year 2013 (“Base Tax Costs”).

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b.           Operating Costs. In addition to Base Rent, Tenant shall, each year during the Lease Term, pay to Lessor as additional rent hereunder and without any deductions, offsets or reductions whatsoever, except as specifically set forth in this Lease, all of the following costs payable ;Common Area Costs, Elevator Capital Expenditures, Utility Facilities Costs, Building Exterior Costs, Roof Facilities Costs, HVAC Unit Hoisting Charges, Insurance Costs, Trash Removal Costs, Property Management Fee, and other Contribution Costs that are due and payable by Lessor during such year as the Owner (collectively, the “Operating Costs”). Such payment by Tenant shall be paid at the same time as the monthly Base Rent in equal monthly installments, as estimated by Lessor, representing 1/12 of the Operating Costs for such year, which initially shall be estimated at the rate of $.75 per square foot of rentable space in the Rentable Area for year 2014 (the “Base Operating Costs”).

In no event shall Operating Costs include any of the following costs: (i) principal or interest payments on the loans secured by mortgages on the Project or any part thereof; (ii) the cost of any special service provided to a tenant which is not provided generally to the other tenants; (iii) costs and expenses incurred in connection with leasing space at the Project, including, without limitation, leasing commissions, advertising expenses and legal fees for the preparation of leases; (iv) court costs and legal fees incurred to enforce the obligations of other tenants; and (v) costs recoverable by Lessor pursuant to its insurance policies. Operating Costs shall also not include costs or expenses of Lessor not directly related to the Project such as accounting fees, tax returns, income taxes and compensation paid to officers, executives or partners of Lessor.

5.           ADJUSTMENTS TO TAX COSTS AND OPERATING COSTS.

a.           Estimated Tax Costs and Operating Costs. Prior to the commencement of the Lease Term and within 120 days after the expiration of each ensuing calendar year, or as soon as is practicable thereafter, Lessor shall furnish Tenant with an estimate of the Tax Costs and Operating Costs (collectively, “Additional Rent”), if such estimates are higher than the Base Tax Costs and Base Operating Costs, respectively, for the then current calendar year, and the new monthly amount payable on the first day of each month during the remainder of such calendar year. In addition, from time to time during any calendar year, Lessor may furnish Tenant with a revised estimate of the Tax Costs and/or Operating Costs for such calendar year, and the new monthly amount payable on the first day of each month during the remainder of such calendar year, if unanticipated, Tax Costs and/or Operating Costs or increases in Tax Costs and/or Operating Costs are encountered. Within twenty (20) days after Lessor furnishes Tenant with such estimate, Tenant shall also pay to Lessor, as additional rent, any amount due for any monthly periods prior to the date Lessor issued its revised estimate of Tax Costs and/or Operating Costs, if such amount(s) exceed(s) the payments made by Tenant for such monthly periods.

b.           Actual Tax Costs and Operating Costs. As soon as reasonably practicable after expiration of each calendar year during the Lease Term, through and including the calendar year in which the Lease Term expires, Lessor shall furnish Tenant with a statement of the actual Tax Costs and Operating Costs for the immediately preceding calendar year. If the actual Tax Costs and/or Operating Costs differ from the estimated Tax Costs and/or Operating Costs, within twenty (20) days after Lessor has furnished such statement to Tenant (including any statement delivered after the expiration or termination of this Lease), Tenant shall pay to Lessor for any shortage for the immediately preceding calendar year, or Lessor shall refund (in the form of an adjustment in the following year’s estimated Tax Costs and/or Operating Costs except with respect to the last year of the Lease Term) to Tenant any overpayment for the preceding calendar year, as the case may be.

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c.           Audit. So long as Tenant is not then in default hereunder, within thirty (30) days from the date of Tenant’s receipt of Lessor’s statement of actual Tax Costs and Operating Costs for the immediately preceding calendar year, Tenant shall have the right, at its expense, to inspect all books and records of the Property Manager (as that term is defined in the REA) and Lessor as they relate to Tax Costs and Operating Costs for the previous calendar year. Any such inspection shall be subject to the terms and conditions of Section 3.3 and 3.4 of the REA. If Tenant’s inspection conclusively establishes that Tenant overpaid Lessor for the Tax Costs and/or Operating Costs payable by Tenant hereunder for the preceding calendar year, then Lessor shall remit the excess to Tenant within twenty (20) business days after receipt of Tenant’s notice that such amount is due (which notice shall specify in reasonable detail the overpayment previously made by Tenant). If any such inspection conclusively establishes that Lessor overcharged Tenant for Tax Costs and/or Operating Costs payable by Tenant hereunder for the preceding calendar year by more than ten percent (10%), then Lessor shall reimburse Tenant for the reasonable cost of the inspection within twenty (20) days after receipt of Tenant’s notice that such amount is due.

6.           SECURITY DEPOSIT

(Intentionally Blank)

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7.           USE.

The Premises shall be used for general office and storage purposes only. Tenant will not use or occupy any part of the Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations and orders of all governmental authorities having jurisdiction over the Premises. Tenant shall conduct its business and control its employees, agents, customers, subtenants and invitees in a manner which does not create any nuisance (including but not limited to noise, dust, vibrations or odors), or interfere with, annoy or disturb any other owner or tenant of the Project or Lessor in its operation of the Project. Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises, which will in any way increase the rate of fire insurance or other insurance on the Project; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to activity or equipment of Tenant in or about the Premises, such statement shall be conclusive evidence that such increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall reimburse Lessor for such increase as additional rent hereunder and, further, shall discontinue or cause the discontinuance of such conduct or shall remove such equipment upon Lessor’s demand made any time thereafter. There shall be no sale of food or beverages in the Premises for consumption on or off the Premises by any means without the prior written consent of Lessor. Tenant may not install any food or beverage vending machines within the Premises other than those which may be installed by Lessor. Tenant shall not permit intoxicating liquors to be kept or sold in the Premises except for business receptions, subject to compliance with applicable laws and Lessor’s reasonable rules. Notwithstanding any other provision of this Lease to the contrary, Tenant covenants and agrees to use commercially reasonable efforts to refrain from doing any act or thing which would cause measurable interference with any telecommunications operations of any current or future tenant of the Project located on the roof of the Building. Such tenants occupying the roof of the Building shall be deemed third-party beneficiaries of the foregoing covenant and agreement by Tenant. For purposes of this Provision, measurable interference shall be defined to include an increase in noise floor, harmonic distortion or cross-talk. Tenant specifically acknowledges that the Building is a wood frame structure with wooden floors and agrees that such structure and floors will require enhanced precautions by Tenant to prevent interference, annoyance or disturbance of other owners or tenants in the Project. Tenant specifically agrees to take all reasonable precautions to contain any and all dust, water and other materials within the Premises. Notwithstanding anything to the contrary contained in this Lease, Lessor shall in all events have the right to limit the weight and prescribe the position of any safes, concentrated filing systems and other heavy equipment placed in or on the Premises by Tenant. Any and all damage or injury to the Premises or the Project caused by moving the property of Tenant in or out of the Premises, or due to the same being in or on the Premises, shall be repaired by Tenant at its sole cost and expense. Tenant will notify the Property Manager prior to moving furniture, equipment or other fixtures and furnishings into or out of the Premises and shall comply with such reasonable restrictions as the Property Manager may reasonably impose. No deliveries or pickups shall be left unattended at any loading dock in the Project.

8.           BUSINESS HOURS. Usual business hours as used herein shall mean the hours between 8:00 a.m. and 6:00 p.m., Monday through Friday, and between 8:00 a.m. and 1:00 p.m. Saturday, holidays excepted (“Usual Business Hours”). All persons entering or leaving the Project other than during Usual Business Hours may be required to do so under such reasonable rules as Lessor may impose. Lessor may exclude or expel any peddler or solicitor.

9.           REPAIRS.

a.           Lessor Repairs. Lessor shall cause the Property Manager to maintain, repair, operate and, as necessary, replace the Common Area, the Delivery Facilities, the Access Facilities (including the William Access Facilities), the Fisher Roof Facilities, the Utility Facilities, the Parking Facilities, the Trash Room and the Building Exterior in accordance with the terms and conditions of the REA.

b.           Tenant Repairs. Tenant shall, at its sole cost and expense, maintain and repair the Office Area and the Storage Area, including the utility systems within the Office Area and the HVAC systems servicing the Office Area in a commercially reasonable manner, and in compliance with all applicable laws and the REA, reasonable wear and tear excepted.

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c.           Other Repairs. To the extent not otherwise maintained pursuant to Sections 9(a) and 9(b) above or 10 below, Lessor, at its sole cost and expense, shall maintain and repair or cause the Property Manager to maintain and repair the Project. All such maintenance and repairs which is the responsibility of the Lessor shall be provided as reasonably necessary to the comfortable use and occupancy of the Premises during Usual Business Hours, upon the condition that the Lessor shall not be liable for damages for failure to do so for any reason beyond its reasonable control. Notwithstanding anything apparently to the contrary in this Section, any cost (together with 15% for overhead incurred by Lessor) of maintenance, repairs or replacements of improvements to the Project, Premises or Storage Area or to any Common Areas, Access Facilities, Delivery Facilities and/or Trash Room which are occasioned by an intentional or negligent act or omission of Tenant or its subtenants or any of their respective employees, agents, customers or invitees, or by the requirements of any law, ordinance or other governmental directive and which arise out of the nature of Tenant’s or its subtenants’ use and occupancy of the Premises or the installations of Tenant or its subtenants in the Premises shall be paid for by Tenant, as additional rent hereunder, immediately upon billing. All costs and expenses incurred by Lessor in performing its maintenance, repair and replacement obligations under this Lease shall be included in Operating Costs hereunder.

10.         TENANT’S REPAIRS. Without limitation of Lessor’s obligation to provide routine janitorial services as set forth in Section 14, Tenant agrees at its sole expense to keep and maintain the Premises and the fixtures and equipment therein in first class, properly functioning, safe, orderly, clean and sanitary condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant will make all necessary repairs and replacements to the Premises, will suffer no waste or injury thereto.

11.         ALTERATIONS.

a.           Tenant Improvements. Tenant, at its expense, other than payment of the TI Allowance described in Section 11(b) below, may make additions, alternations and improvements to the Premises (collectively, “Alterations”), provided any such Alteration shall:

(1)       Not alter or change the historic nature or character of the Building and/or Premises such as painting the beams, brick walls or duct work;

(2)       Be made only with the prior written consent of Lessor; provided, however, that the prior written consent of Lessor shall not be required for Alterations which have an aggregate cost of less than $10,000 so long as in connection with such Alterations, the Tenant complies with the requirements of subparagraphs 1, 3, 4, 5 (except that the applicable contractor does not need to be approved by Lessor) and 6;

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(3)       Comply with all applicable governmental and insurance company rules, regulations and requirements;

(4)       Equal or exceed existing material and workmanship standards within the Building;

(5)       Be performed by a licensed contractor first approved by and in accordance with reasonable rules and regulations issued by Lessor (such contractor shall provide Lessor, prior to commencing work, with evidence of insurance coverage and an executed lien waiver);

(6)       Comply with all applicable Americans With Disabilities Act rules and regulations;

(7)       Shall be performed in accordance with such plans and specifications as may be prepared on behalf of Tenant at Tenant’s expense as may be approved in advance by Lessor, which approval should not be unreasonably withheld; and

(8)       Comply with the terms and conditions of the REA, including Section 6.1 and 6.2 thereof.

All Alterations to the Premises by or on behalf of the Tenant will be governed by the following requirements:

(1)       Lessor shall be provided with a copy of the building permit, drawing of work to be done and as-built drawing when work is completed;

(2)       No materials owned by Lessor shall be used;

(3)       Lessor shall be reimbursed by Tenant for any damage to the Project and Lessor’s property; and

(4)       Lessor will not warrant or correct any construction deficiencies for Alterations.

b.           Tenant agrees to accept the space in “AS IS” condition.

c.           Mechanics’ Liens. Tenant will not permit any mechanics’, laborers’ or materialmen’s liens to stand against the Premises or the Project for labor or materials claimed to have been furnished in connection with any work performed or claimed to have been performed in or about the Premises. In the event any such lien shall at any time be filed against the Premises or any part of the Project by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien to be discharged of record by the payment thereof or by making any deposit required by law within ten (10) days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by making any deposit required by Law. Tenant shall reimburse Lessor for all costs and expenses, including reasonable attorneys’ fees, incurred by Lessor in procuring the discharge of such lien.

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d.           Surrender of Premises. At the expiration or termination of this Lease, Tenant shall immediately vacate the Premises in as good condition as they were in on the Commencement Date, or in such better condition as they may thereafter have been put, ordinary wear and tear and casualty losses to the extent covered by insurance excepted, and, if Lessor so elects, Tenant shall remove Tenant’s signage and those Alterations to the Premises made by or on behalf of Tenant which Lessor has specified or identified in writing to Tenant at the time of Lessor’s approval of such Alteration as Alterations that must be removed by Tenant at its expense upon the expiration or termination of this Lease; otherwise such Alterations shall be delivered up to the Lessor with the Premises. All movable office furnishings and trade fixtures installed by Tenant may be removed by Tenant at the expiration or termination of this Lease if Tenant so elects, and shall be removed if required by Lessor. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Premises. Personal property remaining in the Premises at the expiration or termination of this Lease shall be deemed abandoned by Tenant and may be retained or disposed of by Lessor in any manner Lessor shall deem fit in its discretion, without prejudice to Lessor’s rights against Tenant for failure to remove such property, and Lessor shall not be required to pay or account to Tenant for the value or the proceeds derived from any sale or other disposition of such abandoned property. Tenant shall reimburse Lessor for all costs of removal incurred by Lessor and Tenant shall indemnify, defend and hold Lessor harmless from any cost or liability due to disposition of any property in the Premises in which a person other than Tenant has an interest.

12.         SIGNS.

a.           Exterior Sign. Tenant may maintain one (1) sign on the exterior of the Building (the “Exterior Sign”). Tenant acknowledges and agrees that it shall be required, at its sole cost and expense, to obtain any and all governmental consents, approvals, licenses and permits required to install and maintain the Exterior Sign on the Building, including those required by the Heritage Preservation Commission. Upon obtaining such consents, approvals, licenses and permits the Tenant may, at its sole cost and expense, install the Exterior Sign on the Building and thereafter maintain such Exterior Sign during the Lease Term. The location, size, style and method of attachment of the Exterior Sign shall be subject to the prior written approval of Lessor.

b.           Other Signage. Lessor shall use commercially reasonable efforts to permit the Tenant to place signage on: (i) the elevator entrance on the first floor of the Building; (ii) the doors providing customers entrance to the Premises; and (iii) the Project Directory, if any. Any such signs shall be at the sole expense of Tenant. The listing of any name other than that of the Tenant, whether on the doors of the Premises, on the Project Directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be written consent of the Lessor, it being expressly understood that any such listing is a privilege extended by Lessor revocable at will by written notice to Tenant. Lessor also reserves the right in its discretion to name the Project and to change the name or street address of the Project. Also, Lessor shall have the right to install and maintain a sign or signs on the exterior or interior of the Project. Except as provided in this Section 12 or as authorized by Lessor in writing, Tenant shall not display, inscribe, print, maintain of affix on any place in or about the Project any sign, notice, legend, direction, figure or advertisement.

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13.         ACCESS BY LESSOR. Lessor, its agents and representatives shall be entitled to keep pass keys to the Premises and shall have the right to enter and inspect the Premises at any time for the purpose of ascertaining the condition thereof or in order to make such alterations, renovations, restorations and/or repairs to the Premises, any other premises in the Project, or to the Project itself (including access to the distribution systems above the ceiling and elsewhere in the Premises. During the last six (6) months of the Lease Term, Lessor and Lessor’s agents and representatives shall have the right to enter the Premises at reasonable times for the purpose of showing the Premises. Lessor shall use reasonable efforts to not unreasonably interfere with the conduct of Tenant’s Business, but no such entry by Lessor shall be deemed an eviction or disturbance of Tenant’s possession of the Premises, or render Lessor liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease. The right of entry reserved shall not be deemed to impose any greater obligation on Lessor to clean, maintain, repair or change the Premises than is specifically provided in this Lease. The Lessor, its agents and representatives may at any time in case of emergency enter the Premises and do such acts as Lessor may deem proper in order to protect the Premises, the Project, or any occupants of the Project.

14.         UTILITIES AND SERVICES.

a.           Air Conditioning and Heat. Tenant shall be responsible for payment of utility bills, including all such bills for air conditioning, electric and heat for the Premises. Tenant shall, at its sole cost and expense, maintain, repair and replace, if necessary, the HVAC system serving the Premises and keep such system in proper working order.

b.           Additional Electrical Service. Lessor shall maintain electrical facilities to provide sufficient power for typewriters, low consumption data processing equipment, and other office machines of similar low electrical consumption, but not including electricity required for high electrical consumption electronic data processing equipment or special lighting in excess of building standard; and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and continued operation and costs will be the obligation of Tenant.

c.           Lighting. Lessor shall supply or cause to be supplied building standard lamps, bulbs, starters and ballasts used in the Common Areas of the Building.

d.           Keys. Lessor shall furnish Tenant with two (2) keys for each corridor door entering the Premises, and additional keys ordered by Tenant at Tenant’s cost. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Premises without Lessor’s prior written permission, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Lessor. Upon expiration or termination of this Lease, Tenant shall surrender to Lessor all keys to the Premises, and give to Lessor the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

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e.           Elevators. Lessor shall furnish passenger elevator service during Usual Business Hours. During other than Usual Business Hours, Tenant shall have elevator service to access its door/space via procedures established by Lessor. Lessor shall have the right to stop the operation of said elevators for alterations, improvements or repairs therein or in the machinery or appliances connected therewith which are necessary or desirable in Lessor’s sole judgment and shall not be liable for damages for any such stoppage of service.

f.           Janitorial. Lessor shall furnish such janitor service in the Common Area as, in the reasonable judgment of Lessor, is necessary for the comfortable use and occupancy of the Premises, except on Saturdays, Sundays and holidays. All janitorial services shall be performed in accordance with work schedules established by Lessor. Tenant shall, at is sole cost and expense, be responsible for providing janitorial services with respect to the Premises.

g.           Water. Lessor shall provide water for drinking, lavatory and toilet purposes.

h.           Utilities. Except as otherwise provided herein to the contrary, Tenant agrees to timely pay for all its requirements for utilities such as gas, steam, water and electricity which are separately metered to the Premises and for all other utilities and services furnished to or used in the Premises such as alarm monitoring and watchman services. Without limiting the generality of the foregoing, the Tenant shall reimburse the Lessor upon demand for all costs of water, hot water, chilled water, electricity, gas, steam and other services and utilities supplied to the Project which are allocated to the Lessor as the Second Floor Parcel Owner under the REA, including Section 4 thereof. In the event Lessor shall offer to supply any of such utilities or services, Tenant covenants and agrees to purchase the same from Lessor, provided the rate charged by Lessor does not exceed the charge for similar services which Tenant would be required to pay a public utility company or independent contractor.

i.           Telephones. Tenant shall be responsible for the installation of its telephones.

j.           Waste. Tenant shall not waste electricity, water, heat or air conditioning or any other utility, and shall cooperate fully with Lessor to insure the most effective operation of the Project’s heating and air conditioning, which shall include closing Venetian blinds and drapes and keeping all windows closed when air conditioning is in use, and shall refrain from attempting to adjust any controls other than room thermostats, if any, installed for Tenant’s use.

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k.           Temporary Interruption of Service. Lessor shall not be liable to Tenant, its agents, employees, customers or invitees for, and there shall be no abatement of Rent by reason of, any inconvenience, loss or damage or for any injury to any person or property caused by or resulting from any casualties, riots, strikes, picketing, accidents, breakdowns or any cause beyond Lessor’s reasonable control, or from any failure to furnish, for delay or suspension in furnishing, any utility or other services and Tenant shall indemnify Lessor and hold Lessor harmless from any claim or damage because of such inconvenience, loss, damage or injury. No variation, interruption or failure of such utility or other services incident to the making of repairs, alterations or improvements or due to casualties, riots, strikes, picketing, accidents, breakdowns or any cause beyond Lessor’s reasonable control or temporary failure or lack of such utility or other services shall be deemed an eviction or disturbance of Tenant’s use of the Premises or relieve Tenant from any of Tenant’s obligations hereunder. In the event of interruption or failure of any utility service serving the Premises, the Lessor shall use commercially reasonable efforts to restore such utility service as quickly as reasonable practicable after having received notice of such interruption or failure from Tenant.

l.           Trash/Refuse Disposal. Disposal of reasonable office refuse is included in Operating Costs. Excess refuse shall be disposed of at Tenant’s expense. Trash/refuse shall be brought by Tenant to the location designated by Lessor in an appropriate container and disposed there by Tenant.

m.           General. The expense of all items to be provided by Lessor in this Section 14 shall be deemed to be “Operating Costs”.

15.         ASSIGNMENT AND SUBLETTING. Since Lessor wishes the party in possession of the Premises to be bound to Lessor by direct privity of contract, Tenant may not sublease or license the whole or any part of the Premises without the prior written consent of Lessor, which consent may not be unreasonably withheld or delayed. In addition, Tenant may not, voluntarily or by operation of law, assign, mortgage, pledge or otherwise transfer this Lease without the prior written consent of Lessor. If Tenant is not a natural person, then any transfer of this Lease by merger, consolidation or liquidation shall constitute an assignment of this Lease, and, as such, shall require the prior written consent of Lessor. In addition, if Tenant is not a natural person, any change in the identity of the persons (i) having the power to participate in the management of Tenant, or in the election or appointment of directors, managers, trustees or other persons exercising like functions in the management of Tenant, or (ii) who beneficially own the ownership interests in the Tenant which represent a majority of the aggregate voting power of all ownership interests of the Tenant, shall constitute assignment of this Lease, and, as such, shall require the prior written consent of Lessor. The prior written consent of Lessor to any such proposed assignment shall not be withheld unreasonably, if: (i) The proposed assignee has a net worth at least equal to Tenant and Tenant’s Guarantor(s) (if any) as of the date of signing this Lease, or the date of the proposed assignment, whichever is greater; (ii) the proposed assignee is creditworthy considering the obligations to be assumed under this Lease; (iii) the proposed assignee has experience and expertise in operating a business similar to that being conducted in the Premises; (iv) the use of the Premises will comply with Section 7, and, in addition, the proposed assignee’s use will not conflict with Lessor’s current or tenant mix of the Building or with exclusive uses granted or to be granted to any other tenant(s) of the Building; (v) Tenant and Tenant’s Guarantor(s) (if any) acknowledge in writing that they will remain liable for the performance of all obligations pursuant to the Lease; and (vi) no default by Tenant shall be in existence at the time of the request for consent or at the time of the actual assignment.

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If Tenant desires to assign this Lease, it shall so notify Lessor in writing at least thirty (30) days prior to the proposed effective date of the assignment. Tenant shall provide Lessor with: a copy of the proposed assignment, financial information, bank references and financial statements of the proposed assignee; a copy of the agreements referenced in (v) above; and, such further information as Lessor might request concerning the proposed assignee. Within ten (10) days after Lessor’s receipt of all required information concerning the proposed assignee, and the satisfaction of all of the conditions specified in (i) through (vi) above, Lessor shall have the following options:

a.           To consent to the proposed assignment with or without the imposition of one or more conditions; or

b.           To refuse to consent if reasonable grounds exist therefor, provided that if the conditions specified in (i) through (vi) above are not satisfied, Lessor’s consent to the proposed assignment may be withheld or granted in its sole and absolute discretion.

If Lessor consents to the proposed assignment and, if the Base Rent due and payable by any assignee under any such permitted assignment (or combination of the Base Rent payable under such assignment plus any bonus or any other consideration or any payment incident thereto) exceeds the Base Rent then payable under this Lease for the Premises, Tenant shall pay to Lessor, after Tenant has recouped all of its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, broker’s commissions and the cost of any alterations to the Premises paid for by the Tenant to enable such sublease or assignment, incurred in connection with such permitted assignment or sublease, all of such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

Lessor shall have the right to sell, assign or otherwise transfer, in whole or in part, its rights and obligations under this Lease and in the Project. In the event Lessor shall sell, assign or otherwise transfer the Premises or the Project, upon assumption by Lessor’s transferee of Lessor’s obligations under this Lease, Lessor shall have no liability following the date of such assignment to perform its covenants under this Lease.

16.         FIRE AND OTHER CASUALTY.

a.           Complete Destruction. If the Premises are made wholly untenantable by fire, explosion or other casualty, Lessor may, at its option, elect to terminate this Lease as of the date of such damage by written notice to Tenant given within thirty (30) days after the casualty. Otherwise, Lessor may, at its election, restore the Premises to tenantable condition, in which event it shall give written notice to Tenant within thirty (30) days after the casualty of Lessor’s election to restore. Base Rent and Additional Rent shall be abated during the period that the Premises are untenantable in proportion to the reduction of tenantability during the period of restoration. If Lessor shall elect to restore the Premises to tenantable condition, but Lessor shall not complete the restoration within one hundred eighty (180) days after the occurrence of the casualty, then and thereafter this Lease may be terminated by either Lessor or Tenant by written notice given within thirty (30) days after the expiration of said one hundred eighty (180) days period.

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b.           Partial Destruction. If the Premises are rendered partially untenantable by fire or other casualty, and if such damage cannot, in Lessor's reasonable estimation, be materially restored within ninety (90) days of such damage or if the proceeds of any applicable insurance are not made available to Lessor, then Lessor may terminate this Lease by written notice to Tenant given within thirty (30) days after the casualty. Base Rent and Additional Rent shall be abated during the period that the Premises are untenantable in proportion to the reduction of tenantability during the period of restoration. Otherwise, Lessor may, at its election, restore the Premises to tenantable condition, in which event it shall give written notice to Tenant within thirty (30) days after the casualty of Lessor’s election to restore.

c.           Restoration. If Lessor elects to restore, it shall proceed with reasonable diligence, subject to delays from causes beyond its reasonable control. In no event shall the Lessor be required to restore any Alterations to the Premises made by or on behalf of the Tenant which may be damaged or destroyed by fire or other casualty.

17.         INSURANCE; SUBROGATION.

a.           Tenant’s Insurance. Tenant agrees to purchase, in advance, and to carry in full force and effect during the Lease Term: (i) “All risk” property insurance covering the full replacement value of all of Tenant’s leasehold improvements, trade fixtures and personal property within the Premises, and (ii) commercial general liability insurance, providing coverage on an “occurrence” rather than a “claims made” basis, which policy shall include coverage for Bodily Injury, Property Damage, Personal Injury, Contractual Liability (applying to this Lease), and Independent Contractors, in current Insurance Services Office form or other form which provides coverage at least as broad. Tenant shall maintain a combined policy limit of at least $1,000,000 applying to Bodily Injury, Property Damage and Personal Injury, which limit may be satisfied by Tenant’s basic policy, or by the basic policy in combination with umbrella or excess policies so long as the coverage is at least as broad as that required herein. Such liability, umbrella and/or excess policies may be subject to aggregate limits so long as the aggregate limits have not at any pertinent time been reduced to less than the policy limit stated above, and provided further that any umbrella or excess policy provides coverage from the point that such aggregate limits in the basic policy become reduced or exhausted. Lessor shall be named as additional insured under all such policies. At least ten (10) days prior to entry by Tenant on the Premises, Tenant shall deliver to Lessor evidence that the insurance required by this Lease is in full force and effect. At least ten (10) days prior to expiration of any such coverage, Tenant shall deliver evidence that the coverage in question will be renewed or replaced upon expiration. Such evidence of insurance shall contain sufficient information to enable Lessor to determine whether Tenant’s insurance complies with the requirements of this Lease. Upon request, Tenant shall also furnish insurer-certified copies of all pertinent policies. All policies used to provide the coverage required by this Lease shall (i) be endorsed to require the insurer to provide at least ten (10) days’ notice to Lessor prior to cancellation or non-renewal, and (ii) be issued by financially sound companies having an A.M. Best Company rating of at least A:VII. Tenant may not maintain any insurance concurrent in form or contributing in the event of loss unless Lessor is named therein as loss payee or additional insured.

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b.           Lessor’s Insurance. Lessor agrees to purchase or to cause the Property Manager to purchase in advance, and to carry in full force and effect during the Lease Term: (i) “All risk” property insurance coverage on the Project, exclusive of the leasehold and other improvements of the owners and tenants in the Project, in such amount as Lessor deems prudent, (ii) commercial general liability insurance covering the Project, in a combined single limit amount of at least $1,000,000, and written on an “occurrence” basis, and (iii) rent loss insurance with respect to the Premises with respect to such exposures and perils in an amount equal to the Rent payable hereunder for a period of not more than twelve (12) months. Tenant shall reimburse Lessor for the premiums and other expenses of maintaining such policies as additional rent if such costs and expenses are not otherwise included in Operating Costs.

c.           Alternate Coverage. If any insurance required hereunder ceases to be available, or is available on terms so unacceptable that prudent lessors or tenants, as the case may be, generally do not carry such insurance, then in lieu of such insurance, the pertinent party may carry the most comparable insurance which is available and generally carried by prudent parties.

d.           Waiver of Subrogation. Notwithstanding any Provision of this Lease to the contrary, Lessor and Tenant each hereby release the other, the Property Manager and the other owners of the Project and the managers, governors, employees, members of the other, the Property Manager and the other owners of the Project from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance required to be maintained hereunder, even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessor and Tenant each agree that it will request its insurance carriers to include in its policies such a clause or endorsement. The releases contained herein shall be mutually dependent covenants, and the termination of one shall terminate the other.

e.           Assumption of Responsibility. Tenant assumes all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours. Lessor reserves the right to impose such security restrictions in the Common Areas as it deems appropriate. The parties acknowledge that safety and security devices, services and programs provided by Lessor, if any, while intended to deter crime and promote safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant property and interest, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Lessor or required by law.

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18.           WAIVER; INDEMNIFICATION; HAZARDOUS MATERIALS.

a.           Waiver. Notwithstanding anything apparently to the contrary in this Lease, Lessor and its members, managers, employees and property manager shall not be liable to Tenant, and Tenant hereby releases such parties from all damage, compensation or claims from any cause other than the negligent act or intentional misconduct of Lessor or its members, managers, employees or property manager arising from: loss or damage to personal property or trade fixtures in the Premises, including books, records, files, computer equipment, computer data, money, securities, negotiable instruments or other papers; lost business or other consequential damage arising out of interruption in the use of the Premises; and any criminal act by any person other than Lessor or its members, managers or employees.

b.           Indemnification. Tenant agrees to indemnify, defend and hold Lessor and its members, managers, employees and property manager harmless from and against any claim, loss or expense, including reasonable attorney’s fees arising out of injury, death or property loss or damage occurring in the Premises, except to the extent caused by the negligent act or intentional misconduct of Lessor or its members, managers, employees or property manager. Tenant further agrees to indemnify, defend and hold Lessor and its members, managers, employees and property manager harmless from and against any claim, loss or expense, including reasonable attorneys’ fees arising out of any claim by the Existing Tenant or any of Tenant’s subtenants with respect to the breach of the Existing Lease, Parking Leases or any sublease or the occurrence of any event on or after the Effective Date.

c.           Hazardous Materials. Tenant shall not install, use, generate, store or dispose of in or about the Premises any hazardous substance, toxic chemical, pollutant or other material regulated by the Comprehensive Environmental Response, Compensation and Liability Act or any similar law or regulation, including without limitation any material containing asbestos, PCB, CFC or HCFC (collectively “Hazardous Materials”) without Lessor’s prior written approval of each Hazardous Material. Lessor shall not unreasonably withhold its approval of use by Tenant of reasonable quantities of Hazardous Materials customarily used in office business operations so long as Tenant uses such Hazardous Materials in accordance with all applicable laws. Tenant shall indemnify, defend and hold Lessor harmless from and against any claim, damage or expense arising out of Tenant’s installation, use, generation, storage, or disposal of any Hazardous Materials, regardless of whether Lessor has approved the activity. To the best of Lessor knowledge, there are either no Hazardous Materials in, on, under or about the Project or the presence of any such Hazardous Materials complies with applicable laws.

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19.         EMINENT DOMAIN. If the entire Project is taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If a portion of the Project is taken by eminent domain, Lessor shall have the right to terminate this Lease by giving written notice thereof to Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease is not terminated by Lessor, Lessor shall, at its expense, restore the Premises, exclusive of any Alterations made to the Premises by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and Base Rent and Additional Rent shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for a taking under the power of eminent domain, whether for the whole or a part of the Premise, shall belong to, and be the property of Lessor, whether such damages shall be awarded as compensation for diminution in value to the leasehold estate hereby created or to the fee of the Premises; provided, however, that Lessor shall not be entitled to any separate award made to Tenant for loss of business, fair value of, and cost of removal of stock and futures and for relocation. The term “eminent domain” shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

20.         HOLDING OVER. Should Tenant, or any of its successors in interest, continue to occupy the Premises or any part thereof, after the expiration or termination of this Lease, whether with or without the consent of Lessor, such tenancy shall be from month to month and the monthly Rent shall be one hundred fifty percent (150%) that which would otherwise be payable under this Lease. If Tenant’s holdover is without the consent of Lessor, neither this Section nor the acceptance of any Rent hereunder shall prevent Lessor from exercising any remedy to regain immediate possession of the Premises.

21.         QUIET ENJOYMENT/LESSOR REPRESENTATIONS, WARRANTIES, AND COVENANTS.

a.           Lessor covenants that if Tenant timely pays all Rent provided for in this Lease, performs all of its obligations provided for under this Lease, and observes all of the other Provisions of this Lease, Tenant shall, during the Lease Term, peaceably and quietly occupy and enjoy the possession of the Premises in accordance with the Provisions of this Lease without any interruption or disturbance from Lessor. Lessor shall not be responsible or liable for the actions of third parties, including the Existing Tenant and any other owners or tenants in the Project. The liability of the original Lessor and any successor Lessor under this Lease is limited to its interest in the Project and any insurance proceeds payable to Lessor with respect to the Project, and with respect to any liability accrued prior to a transfer, any net proceeds received by the transferor Lessor in consideration of the transfer.

b.           In addition to the covenant of quiet enjoyment set forth in Section 21(a) above, Lessor covenants that Lessor shall not amend, modify or alter in any way the terms of the REA if such amendment, modification or alteration will have a material adverse effect on the Tenant’s rights or obligations under this Lease without Tenant’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

22.         EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

a.           Tenant shall fail to pay any installment of Base Rent, Additional Base Rent, Additional Rent and/or any other sums that Tenant is obligated to pay by any provision of this Lease when and as they become due and payable hereunder, which failure is not cured within five (5) days after the giving of notice thereof by Lessor, such notice being in lieu of, and not in addition to, any applicable statutory notice;

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b.           Tenant shall fail to perform or observe any other Provision of this Lease, which failure is not cured within fifteen (15) days after the giving of notice thereof by Lessor unless such default is of such nature that it cannot be cured within such fifteen (15) day period, in which case no event of default shall occur so long as (i) Tenant shall commence the curing of the default within such fifteen (15) day period and shall thereafter complete the curing thereof with reasonable diligence and continuity, and (ii) the continuation of the default does not create material risk to the Project or to persons using the Project;

c.           If Tenant fails more than twice within any twelve (12) month period to observe or perform any Provision of this Lease (including, without limitation, the payment of Rent), regardless of whether such defaults shall have been cured by Tenant, the third default shall, at the election of Lessor, in its sole and absolute discretion, be deemed a noncurable event of default;

d.           Tenant or any guarantor of this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

e.           Tenant or any guarantor of this Lease shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or Tenant or any guarantor of this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

f.           A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of this Lease.

g.           Tenant shall desert, vacate or abandon any substantial portion of the Premises.

23.         LESSOR’S REMEDIES.

a.           Tenant hereby agrees that, upon the occurrence of an event of default, then, in addition to all other rights and remedies available to Lessor by law or by other Provisions of this Lease, Lessor shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand.

(1)       The Lessor may, but shall not be required to, make the payment and/or perform the duty or obligation of Tenant hereunder giving rise to such event of default and to enter the Premises as appropriate in connection therewith without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, and Tenant agrees to pay to Lessor as additional rent due hereunder, the amount of any costs and expenses incurred by Lessor in thus effecting compliance with Tenant’s obligations under this Lease plus 15% for overhead incurred by Lessor in connection therewith, together with interest thereon, from the date paid by Lessor, at the lesser of 18% per annum or the highest rate permitted by law; but the making of such payment or the performance of such duty or obligation by Lessor shall not, unless reimbursed by Tenant in accordance with this Lease, operate to cure such default or to estop Lessor from the pursuit of any remedy which Lessor would otherwise be entitled.

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(2)       Lessor may, at its sole option, terminate this Lease by giving written notice of termination to Tenant. Neither the passage of time after the occurrence of the event of default nor exercise by Lessor of any other remedy with regard to such event of default shall limit Lessor’s rights to terminate this Lease as provided herein.

(3)       Whether or not Lessor elects to terminate this Lease, Lessor may re-enter upon and repossess the Premises (said repossession being hereinafter referred to as “Repossession”) by picking or changing locks, force, summary proceedings, ejectment or otherwise, and may (i) expel or remove Tenant and any other person or entity who may be occupying all or any part of the Premises, and (ii) remove any and all property therefrom, in each case without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such Repossession so long as Lessor complies with applicable law in connection with the Repossession. From time to time after Repossession of the Premises, whether or not this Lease has been terminated, Lessor may, but shall not be obligated to, attempt to relet all or any part of the Premises for the account of Tenant in the name of Lessor or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions or free rent) and for such uses as Lessor, in its reasonable discretion, may determine, and may collect and receive the rent therefor. Any rent received shall be applied against Tenant’s obligations hereunder, but Lessor shall not be responsible or liable for any failure to collect any rent due upon any such reletting. No termination of this Lease or Repossession of the Premises pursuant to this Section or otherwise shall relieve Tenant of its liabilities and obligations under this Lease, including, but not limited to, its liabilities and obligations for Rent and other sums and charges due and payable and to become due and payable hereunder, all of which liabilities and obligations shall survive any such termination or Repossession. In the event of any such termination or Repossession, whether or not the Premises shall have been relet, Tenant shall pay to Lessor the Rent and other sums and charges to be paid by Tenant up to the time of such termination or Repossession, and thereafter Tenant, until the end of what would have been the Lease Term in the absence of such termination or Repossession, shall pay to Lessor, as and for liquidated and agreed current damages for Tenant’s default, the equivalent of the amount of the Rent and such other sums and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds actually collected, if any, of any reletting effected pursuant to the provisions of this Section after deducting all of Lessor’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage fees, management and leasing commissions, advertisement expenses, operating expenses, legal expenses, attorneys’ fees, alteration costs, remodeling and repair costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Lessor monthly on the days on which the Base Rent, Additional Rent and other sums and charges would have been payable under this Lease if this Lease were still in effect, and Lessor shall be entitled to recover the same from Tenant on each such day. At the election of Lessor any time after such termination or Repossession, whether or not Lessor shall have collected any current damages as aforesaid, Lessor shall be entitled to recover from Tenant, and Tenant shall pay to Lessor on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the then present value of the excess of the Base Rent, Additional Rent and other sums or charges reserved under this Lease from the date of such termination or Repossession and for what would be the then unexpired Lease Term if the same had remained in effect plus the amount which Lessor estimates in its reasonable judgment to be the cost of any reletting, less the amount of rent which Lessor estimates in its reasonable judgment that Lessor will in all likelihood actually collect for the Premises for the same period, said present value to be arrived at on the basis of a discount rate equal to the “Prime Rate” published in the Wall Street Journal on the date of such election by Lessor. Notwithstanding any other remedy set forth in this Lease, in the event Lessor has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Premises on the commencement or completion date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived Base Rent, shall be canceled and the amount of the Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any Additional Rent or other charge due and payable under this Lease.

b.           Late Payment Charge; Interest. In the event Lessor does not receive any installment of Base Rent, Additional Base Rent, Additional Rent, or any other charge payable hereunder within five days of the date on which it is due, or if any check submitted by Tenant to Lessor is returned for nonsufficient funds, Tenant, unless prohibited by law, shall pay to Lessor, in addition to such amounts owed under this Lease, a late charge in the amount of $250.00 as compensation to Lessor for administrative costs. Also, Lessor retains the right to demand after the occurrence of a default by Tenant hereunder and thereafter while such default continues, rental payments in the form of a certified check, cashier’s check or money order at no cost to Lessor. Any amount not paid by any party to the other party when due hereunder shall accrue interest from the date the same is due and payable and until the same is paid in full at the lesser of eighteen percent (18%) per annum or the highest rate permitted by law. The provisions for such late charge and interest shall be in addition to all of Lessor’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor’s remedies in any manner.

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c.           Attorneys’ Fees. Tenant shall reimburse Lessor for all reasonable attorneys’ fees, costs and disbursements incurred by Lessor in enforcing its rights and remedies as a result of any default of Tenant, or in the collection of any amount due from Tenant under this Lease.

24.         SUBORDINATION OF LEASE. For purposes of this Section 24, the term “Mortgage” shall mean at any time, any mortgage of record now or hereafter placed against the Project, any increase, amendment, extension, refinancing or recasting of a Mortgage and, in the case of a sale or lease and leaseback by Lessor of all or any part of the Project, the lease creating the leaseback. For the purposes hereof, a Mortgage shall be deemed to continue in effect after foreclosure thereof until expiration of the period of redemption therefrom. This Lease is subject and subordinate to the lien of any Mortgage which may now or hereafter encumber the Project or any development of which the Project is a part. In confirmation of such subordination, Tenant shall, within ten (10) days after request by Lessor, execute any certificate or other document requested by the holder of the Mortgage for the purpose of confirming the matters set forth in Section 24, but not otherwise materially modifying Tenant’s rights under this Lease. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any Mortgage, Tenant shall immediately and automatically attorn to the purchaser at such foreclosure sale, as the lessor under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Neither the holder of the Mortgage (whether it acquires title by foreclosure or by deed in lieu thereof) nor any purchaser at foreclosure sale shall be liable for an act or omission of Lessor occurring prior to the date of acquisition of title, nor subject to any offsets or defenses which Tenant might have against Lessor nor bound by any prepayment by Tenant of more than one month’s installment of Base Rent and Additional Rent nor by any modification of this Lease made subsequent to the granting of the Mortgage unless consented to by the holder of the Mortgage. Notwithstanding anything to the contrary in this Section 24, so long as Tenant is not in default under this Lease, this Lease shall remain in full force and effect and the holder of the Mortgage and any purchaser at foreclosure sale thereof shall not disturb Tenant’s possession hereunder.

25.         NOTICES. All notices or other communications hereunder shall be in writing and shall be effective if hand delivered or sent by registered or certified first-class mail, postage prepaid, or by overnight express service which maintains confirmation of delivery, (i) if to Lessor at Lessor’s address set forth below, and (ii) if to Tenant, at Tenant’s address set forth below or at the Premises, unless notice of a change of address is given pursuant to the provisions of this Section. The day notice is given by mail shall be deemed to be the day following the day of mailing. If acceptance is refused, as evidenced by the records of the postal service or overnight delivery service, notice shall be deemed given on the date acceptance is refused. Lessor and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

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Lessor:

At Glenwood, LLC
225 Thomas Ave N Suite #100

Minneapolis, MN 55405

Tenant:

Tamble Inc
225 Thomas Ave N Suite #200

Minneapolis, MN 55405

26.         RULES AND REGULATIONS. Tenant shall use the Premises and the Common Areas of the Project in accordance with the Provisions of this Lease and such additional rules and regulations as may from time to time be reasonably made by Lessor for the general safety, comfort and convenience of the owners, occupants and tenants of the Project, including, but not limited to, those set forth on Exhibit E hereto. Tenant shall use its best efforts to cause Tenant’s agents, customers, employees and invitees to abide by such rules and regulations. Lessor shall in no event be responsible to Tenant for enforcement of such rules and regulations against other tenants of the Project.

27.         ENERGY; GOVERNMENTAL ACTION. Whenever Lessor is required to keep or perform any Provision of this Lease, Lessor shall be deemed to have kept and performed such Provisions notwithstanding any act or omission taken by the Lessor, if such act or omission is pursuant to any governmental regulations, requirements, directives or requests, or if Lessor deems such action to be for the benefit of our national interest or the general public. Without limiting the generality of the foregoing, Lessor may reduce the quantity and quality of all utility and other services and impose such regulations as the Lessor reasonably deems necessary in order to conserve energy, and may change the Usual Business Hours. Utility in the sense of this Section 27 includes, but is not limited to heating, cooling, electricity, water and all the sources of energy needed to provide such.

28.         LIGHT AND AIR. Tenant has no right to light or air over any premises adjoining the Project.

29.         BROKERAGE FEES. N/A

30.         LESSOR’S USE. It is understood that Lessor may occupy portions of the Project in the conduct of the Lessor’s business. In such event, all references herein to other tenants of the Project shall be deemed to include Lessor as an occupant or tenant.

31.         MISCELLANEOUS TAXES.

a.           Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and personal property of Tenant located in the Premises, if nonpayment thereof shall or would give rise to a lien on the Project or any part thereof, and when possible, Tenant shall cause said fixtures, furnishings, equipment and personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Tenant’s fixtures, furnishings, equipment and personal property, or Tenant’s occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Tenant shall pay to Lessor as additional rent hereunder its share of such taxes within ten (10) days after delivery to Tenant by Lessor of a statement in writing setting forth the amount of such taxes applicable to Tenant’s fixtures, furnishings, equipment or personal property, or occupancy of the Premises.

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b.           If, under the laws of the United States or any state thereof or any political subdivision in which the Premises are situated, a tax or excise on rents or other tax, however described, is levied or assessed against Lessor or all or any part of the Rent reserved hereunder, in addition to, in lieu of or as a substitute in whole or in part for taxes and assessments commonly known as real estate taxes, Tenant shall pay and discharge such tax or excise on rents or other tax, but only to the extent of the amount thereof which is lawfully assessed or imposed upon Lessor, and which was so assessed or imposed as a direct result of Lessor’s ownership of the Premises or of this Lease, or of the rental accruing under this Lease.

32.         ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS.

a.           Tenant Estoppel Certificates. Tenant agrees, within ten (10) days after request by Lessor, to deliver to Lessor or Lessor’s designee, including without limitation, the present or any future holder of any mortgage(s) on the Project or the Premises, or any prospective purchaser of the Project or Premises, a written estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications; (ii) stating the dates to which the Rent and other charges hereunder have been paid by Tenant; (iii) stating whether or not Lessor is in default in the performance of any Provision of this Lease, and, if so, specifying each such default; (iv) agreeing that Tenant and Lessor will not thereafter modify this Lease without the approval of any mortgagee identified by Lessor; (v) agreeing that, except for any security deposit required herein, Tenant shall not prepay any Rent more than 30 days in advance; and (vi) such other matters relating to this Lease as may reasonably be requested. Any such estoppel certificate delivered pursuant hereto may be relied upon by any owner of the Project, any prospective purchaser of the Project, any mortgagee or prospective mortgagee of the Project or of Lessor’s interest, or any prospective assignee of any such mortgagee. Tenant acknowledges that failure to comply with this Section 32 on a timely basis could result in a loss of a favorable sale or financing and Tenant agrees to be liable for any consequential damages resulting from Tenant’s breach hereunder.

b.           Lessor Estoppel Certificates. Lessor agrees, within ten (10) days after request by Tenant, to deliver to Tenant or Tenant’s designee, a completed estoppel certificate certifying items (i)-(vi) of Section 32(a) above.

c.           Financial Statements. Tenant shall within ten (10) days after request, but not more often than once in a calendar year, deliver to Lessor its most recent quarterly financial statement, which shall be for the quarter which ends not earlier than 75 days prior to the date of the request, including balance sheet, income statement and statement of cash flow. Such financial statement shall be audited if an audited financial statement exists, and if unaudited shall be certified by Tenant’s president or chief financial officer to be in accordance with generally accepted accounting principles. Unless such financial statements are public, Lessor shall treat such financial statements as confidential, provided that Lessor may disclose them to a bona fide prospective purchaser or mortgagee so long as any such recipient agrees to treat as confidential any such financial statement received.

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33.         SECURITY INTEREST. To secure the payment and performance of its obligations under this Lease, Tenant hereby grants to Lessor a security interest under the Uniform Commercial Code in all property of Tenant now or hereafter placed in or on the Premises, including but not limited to leasehold improvements, trade fixtures, furnishings and inventory. Tenant agrees to execute such financing statements and furnish such information as Lessor may from time to time request in order to perfect this security interest. Lessor may at its election file a copy of this Lease as a financing statement. Lessor, as secured party, shall be entitled to all of the rights and remedies available to a secured party under the Uniform Commercial Code. Lessor’s security interest is and shall remain subject and subordinate to any lien securing bona fide purchase money financing of any of the property in question in favor of a party unaffiliated with Tenant.

34.         LESSOR DEFAULT. If Lessor defaults in the performance of its obligations under this Lease, Tenant may give Lessor written notice thereof and Lessor shall have thirty (30) days after Lessor’s receipt of Tenant’s default notice to cure such default; provided, however, that if such default cannot reasonably be cured within thirty (30) days, Lessor shall have as much time to cure such default as is necessary, provided Lessor promptly commences and diligently pursues such cure; and provided further, that if the default relates to a matter which, in Tenant’s reasonable judgment, is of an emergency nature, Lessor shall have only forty-eight (48) hours (or such lesser period as is reasonable under the circumstances) to cure such default. If Lessor fails to cure any such default within such cure period (or, if this Lease elsewhere provides for a shorter cure period, or no cure period, if Lessor commits such a default), it shall be deemed an event of default. Upon the occurrence of an event of default, Tenant, at its option, may cure the default in which event Lessor shall reimburse Tenant for all reasonable out-of-pocket costs and expenses incurred by Tenant in connection with such cure within twenty (20) days of receiving an invoice for such amount from Tenant with reasonable supporting documentation. Any such amount not paid by Lessor when due shall accrue interest from the date the same is due and payable and until the same is paid at the lesser of eighteen percent (18%) per annum or the highest rate permitted by law. In addition to the foregoing remedies, the Tenant shall be entitled to such other legal and equitable remedies as may be provided by applicable law.

35.         MISCELLANEOUS.

a.           Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

b.           Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto and, subject to the restrictions and limitations herein contained, upon their respective heirs, personal representatives, successors and assigns.

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c.           Waiver. Lessor’s acceptance of Rent shall not be an acquiescence to any default nor a waiver of Lessor’s right to enforce the default, regardless of Lessor’s knowledge of any default. The acceptance of Rent after the expiration or termination of this Lease or after Lessor’s exercise of the right of re-entry shall not reinstate, continue or extend the Lease Term or revoke such notice or action on the Lessor’s part or waive Tenant’s default and Lessor’s right to terminate Tenant’s possession. No act or thing done by Lessor or its agents, employees or property manager during or after the Lease Term, including, but not limited to, the explicit acceptance of surrender of the Premises shall constitute a release of Tenant’s liability to perform this Lease. Acceptance of a part of the Rent due by Lessor shall not be a waiver of the balance due. Failure or delay of Lessor in enforcing any default of Tenant, whether the default is known to Lessor or not, shall not relieve Tenant of the obligation to perform all of Tenant’s obligations under this Lease and shall not waive Lessor’s right to enforce such default or future defaults. There shall be no acceptance of surrender of the Premises, waiver of default, extension of the Lease Term, amendment of the Rent or any other modification of this Lease except as done specifically in writing and signed by the Lessor. No re-entry by Lessor and no acceptance by Lessor of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

d.           Holidays. For purposes of this Lease, holidays shall be defined as New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

e.           Survival. The indemnification obligations of the parties and the other Provisions of this Lease which relate to periods subsequent to the expiration or termination of this Lease shall survive the expiration or termination of this Lease.

f.           Entire Agreement. This Lease contains the entire agreement between the parties with respect to the Premises, the Common areas and the Building and the Project.

g.           Amendment. This Lease shall not be amended or extended except by written agreement signed by both parties.

h.           Governing Law. This Lease and its performance shall be governed by the laws of the State of Minnesota.

i.           Headings. The Section headings in this Lease are for convenience only and do not limit, enlarge or construe the text of this Lease, which shall govern.

j.           Multiple Tenants. If more than one person or entity shall sign this Lease as Tenant, the obligations set forth herein shall be deemed joint and several obligations of each party.

k.           Time. Time is of the essence.

l.           Relationship of Parties. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Tenant, or to create any other relationship between the parties other than that of lessor and tenant.

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m.           Payment Terms. Whenever any Provision of this Lease requires Tenant to pay any amount to Lessor or to reimburse Lessor for any costs, expenses or charges, such payment shall, unless otherwise specified in this Lease, be due and payable in full as additional rent hereunder within ten (10) days of the date of Lessor’s invoice for the same.

n.           Invalidity of Particular Provisions. If any provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental authority, effective during the Lease Term, the intention of the parties hereto is that the remaining Provisions of this Lease shall not be affected thereby unless such illegality, invalidity, or unenforceability is, in the sole determination of Lessor, essential to the rights of both parties in which event Lessor has the right to terminate this Lease on written notice to Tenant.

36.         EXPIRATION DATE FOR ACCEPTANCE OF LEASE. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until, (i) it is executed and delivered by Tenant to Lessor and (ii) it is fully reviewed and executed by Lessor; provided, however, that upon execution of this Lease by Tenant and delivery to Lessor, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Lessor in reviewing the Lease and Tenant’s credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to lease shall be irrevocable for ten (10) business days following the date of delivery.

37.         EXHIBITS. The following Exhibits attached to this Lease are hereby declared to be part of this Lease to the same extent and in the same manner as if the provisions thereof were actually embodied in this Lease:

Exhibit	Description
A	Legal Description of Project
B	Depiction of Storage Area (If Any)
C	Depiction of Parking Stalls
D	Depiction of Occupied Office Space
E	Building Rules and Regulations
F	Lease Guaranty

38.         CUMULATIVE REMEDIES. Except as otherwise provided in this Lease, each right or remedy of either party provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

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IN WITNESS WHEREOF, the Lessor and Tenant have executed this Lease Agreement as of the day, month and year first above written.

LESSOR:

At Glenwood, LLC

By:	/s/ Haig Newton
Print: Haig Newton

Its: Partner

TENANT:

Tamble Inc.

By:	/s/ Chris Jahnke
Print: Chris Jahnke

Its: Partner

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EXHIBIT A

LEGAL DESCRIPTION OF PROJECT

A-1

EXHIBIT B

DEPICTION OF STORAGE AREA

THIS SECTION LEFT INTENTIONALLY BLANK

B-1

EXHIBIT C

DEPICTION OF PARKING STALLS

C-1

EXHIBIT D

DEPICTION OF OCCUPIED OFFICE SPACE

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

A.	Obstruct Rights. Tenant shall not obstruct or interfere with the rights of other tenants of the Building, or of persons who have business in the Building, or in any way injure or unreasonably annoy such tenants or persons.

B.	Building Use. Tenant shall not use the Building for lodging, sleeping, cooking or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purpose other than that specified in the lease.

C.	Soliciting. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate (call security at _____________________) to prevent such activities.

D.	Fire. Tenant shall not conduct mechanical or manufacturing operations, or place or use any inflammable, combustible, explosive or hazardous fluid, chemical, device, substance or material in or about the Building without the prior written consent of Lessor. Tenant shall comply with all rules, regulations, orders and requirements of the applicable Fire Rating Bureau, or any other similar body, and Tenant shall not commit any act or permit any object to be brought or kept in the Building which shall increase the rate of fire insurance on the Building or on property located therein.

E.	Install Machinery. Tenants shall not install for use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the prior written consent of Lessor, and then only as Lessor may direct.

F.	Use of Machinery. Tenants shall not use in the Building any machines, other than standard office machines such as typewriters, computers, calculators, copying machines and similar machines without the prior written approval of Lessor. Tenant shall not cause improper noises, vibrations, or odors within the Building.

G.	Recycling. The Building provides recycling of paper, cardboard, glass, and aluminum cans in the designated service area.

H.	Delivery/Moving. Tenant shall move all furniture, fixtures and other personal property into, within and out of the Building only at such times and through such entrances as may be designated by Lessor, and such movement of such items shall be under the supervision of Lessor. Lessor reserves the right to inspect all such furniture, fixtures and other personal property to be brought into the Building and to exclude from the Building all such objects which violate any of these rules and regulations or the provisions of the lease. Tenant shall not move or install such objects in or about the Building in such a fashion as to unreasonably obstruct the activities of other Tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. Tenants shall not use in the delivery, receipt or other movement of freight, supplies, furniture, fixtures and other personal property to, from or within the Building, any hand trucks other than those equipped with rubber tires and side guards.

E-1

I.	Weight Restrictions. Tenant shall not place within the Building any safes, copying machines, computer equipment or other objects of unusual size or weight, nor shall Tenant place within the Building any objects which exceed the floor weight specifications of the Building, without the prior written consent of Lessor. The placement and positioning of all such objects within the Building shall be prescribed by Lessor and such objects shall, in all cases, be placed upon plats or footings of such size as shall be prescribed by Lessor. Notwithstanding the foregoing, Lessor hereby approves the placement of not more than 35 four-drawer vertical file cabinets which weigh not more than 500 pounds each when full in the Premises and agrees that the weight of such file cabinets does not violate the weight restrictions noted herein; provided, however, that Tenant shall distribute such file cabinets throughout the Premises to provide a reasonable dispersion of the weight of the same.

J.	Trash Disposal. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in refuse containers provided. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning of maintenance of the premises or the Building. Tenants shall exercise their best efforts to keep the sidewalks, entrance, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter “Common Areas”) clean and free from Tenant’s rubbish.

E-2

EXHIBIT F

LEASE GUARANTY

THIS SECTION LEFT INTENTIONALLY BLANK

F-1